Exhibit 10.3

AMENDMENT NO. 1

TO AMENDED AND RESTATED STOCK ISSUANCE AGREEMENT

RADIUS HEALTH, INC., a Delaware corporation (“Radius”), and NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S, a Danish corporation (“NB”), are parties to that certain Amended and Restated Stock Issuance Agreement dated as of May 16, 2011 (the “Agreement”). Pursuant to Section 8.3(b) of the Agreement, Radius and NB wish to enter into this Amendment No. 1 to the Agreement (“Amendment No. 1”) effective as of February 21, 2013 (“Amendment Date”).  Capitalized terms used in this Amendment No. 1 and not defined herein shall have the meanings ascribed to them in the Agreement.

Background

Radius and NB are, effective as of the Amendment Date, entering into certain Work Statements NB-2 and NB-3 (“Work Statement NB-2 and NB-3”) under the Clinical Trial Services Agreement dated as of March 29, 2011 (the “CTS Agreement”).  Pursuant to Work Statement NB-2, NB has agreed to perform certain services relating to a Phase II clinical study of a transdermally delivered form of the Radius drug candidate known as BA058 in return for certain payments by Radius in the form of cash and equity. Pursuant to Work Statement NB-3, NB has agreed to perform certain services relating to an initial extension of the Phase III clinical study of the subcutaneous injection form of BA058 for an additional six months of standard-of-care osteoporosis treatment in return for certain payments by Radius in the form of cash and equity. Radius, in consideration of the activities of NB pursuant to the CTS Agreement and Work Statement NB-1 has previously sold to NB 6,443 shares of Series A-5 Convertible Preferred Stock, par value $0.0001 per share, of Radius (the “Series A-5 Preferred Stock”), which shares entitle the holder to receive stock dividends payable in shares of Series A-6 Convertible Preferred Stock, par value $0.0001 per share, of Radius (the “Series A-6 Preferred Stock”) or (in the event that the Series A-5 Preferred Stock is converted and stock dividends are no longer payable) to receive payment in shares of another class or series of capital stock of Radius or any other Person having an aggregate value of up to an additional €36,814,531 in respect of services performed by NB pursuant to Work Statement NB-1 under the CTS Agreement as calculated on the date that such stock dividends or other payments accrue.  The parties now wish to amend the Agreement to provide for additional stock dividends payable in shares of Series A-6 Preferred Stock or (in the event that the Series A-5 Preferred Stock is converted and stock dividends are no longer payable) to receive payment in shares of another class or series of capital stock of Radius or any other Person having (i) an aggregate value of up to $2,919,945 in respect of services performed by NB pursuant to Work Statement NB-2; and (ii) an aggregate value of up to €4,519,863 and $310,000 in respect of services performed by NB pursuant to Work Statement NB-3;   as calculated on the date that such stock dividends or other payments accrue .

NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby agree as follows:

1. Series A-5 Preferred Stock Purchase Price Per Share.  It is understood and agreed that on the Amendment Date the “Series A-5 Purchase Price Per Share” is $81.42, and this value shall be used with respect to calculation of Bonus Shares in respect of Services provided pursuant to Work Statement NB-2 and NB-3.

2.  Reservation of Additional Series A-6 Preferred Stock.  Section 2 of the Agreement is hereby amended to add a new Section 2.3 to follow Section 2.2 and to read in full as follows:

“2.3  Reservation of Series A-6 Preferred Stock in respect of NB Services pursuant to Work Statements NB-2 and NB-3  Radius will, on or prior to the Amendment Date, authorize: (a) the accrual and issuance of all of the shares of Series A-6 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-6 Preferred Stock”), of Radius issuable to NB in respect of services provided pursuant to Work Statements NB-2and NB-3 in accordance with the provisions of this Agreement; and (b) the reservation of shares of Common Stock, par value $0.0001 per share for issuance upon conversion of the Series A-6 Preferred Stock issuable to NB in respect of services provided pursuant to Work Statements NB-2and NB-3 (the “Conversion Shares”).  The Series A-5 Preferred Stock, the Series A-6 Preferred Stock and the Common Stock have the rights, privileges, preferences and restrictions set forth in the Certificate of Incorporation of Radius as filed with the Secretary of State of the State of Delaware on February 4, 2008, as amended by (i) a Certificate of Ownership and Merger and a Certificate of Designations of the Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock and Series A-6 Convertible Preferred Stock

(the “Certificate of Designations”), as filed with the Secretary of State of the State of Delaware on May 17, 2011, (ii) a Certificate of Amendment to the Certificate of Designations, as filed with the Secretary of State of the State of Delaware on January 19, 2012, (iii) a Certificate of Amendment to the Certificate of Designations, as filed with the Secretary of State of the State of Delaware on March 8, 2012, and (iv) a Certificate of Amendment to the Certificate of Designations, as filed with the Secretary of State of the State of Delaware on October 8, 2012  (such amendment filed on October 8, 2012, the “Charter Amendment” and the Certificate of Incorporation of Radius as described in the preceding clauses (i) through (iv) being referred to herein as the “Charter”).  The Series A-5 Preferred Stock and the Series A-6 Preferred Stock shall have the same rights, privileges, preferences and restrictions except that the Series A-6 Preferred Stock shall not be entitled to accrue any shares of capital stock of Radius, whether as a stock dividend or otherwise, pursuant to, and in accordance with, the terms and conditions of this Agreement.”

3.  Bonus Shares in Respect of Work Statement NB-2.  Section 3.1 of the Agreement is hereby amended to add a new Section 3.1(a1) and new Section 3.1(a2) to follow Section 3.1(a) and to read in full as follows:

“3.1(a1)  Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 3.4), NB shall be entitled to receive stock dividends in respect of the Services it provides pursuant to Work Statement NB-2, payable in shares of Series A-6 Preferred Stock in accordance with the provisions of this Section 3.1, having an aggregate value (determined as provided in this Section 3.1) of up $2,919,945 as calculated on the date that such stock dividends accrue in accordance with this Section 3.1.  Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 3.4), on each Accrual Date, beginning with the Accrual Date for the calendar quarter during which the first subject is enrolled in the clinical study that is the subject of Work Statement NB-2, each outstanding share of Series A-5 Preferred Stock shall accrue, as a stock dividend, a number of shares of Series A-6 Preferred Stock having a value (determined as provided further below in this Section 3.1) equal to (x) $2,919,945 minus the aggregate value of any prior stock dividends that accrue pursuant to this Section 3.1(a1) (with such aggregate value of such prior stock dividends being determined as of the applicable prior Accrual Date) divided by (y) the number of calendar quarters the Project Committee has determined it will take to complete the clinical study that is the subject of Work Statement NB-2 and lock the study database and transfer the study database to Radius in its then most recent determination delivered in accordance with Section 3.1(b).”

“3.1(a2)  Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 3.4), NB shall be entitled to receive stock dividends in respect of the Services it provides pursuant to Work Statement NB-3, payable in shares of Series A-6 Preferred Stock in accordance with the provisions of this Section 3.1, having an aggregate value (determined as provided in this Section 3.1) of up €4,519,863 and $310,000 as calculated on the date that such stock dividends accrue in accordance with this Section 3.1.  Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 3.4), on each Accrual Date, beginning with the first calendar quarter of 2013, each outstanding share of Series A-5 Preferred Stock shall accrue, as a stock dividend, a number of shares of Series A-6 Preferred Stock having a value (determined as provided further below in this Section 3.1) equal to (x) the U.S. dollar equivalent of €4,519,863 (converted from euro to dollars in accordance with the provisions set forth in Section 3(b)) and $310,000 minus the aggregate value of any prior stock dividends that accrue pursuant to this Section 3.1(a2) (with such aggregate value of such prior stock dividends being determined as of the applicable prior Accrual Date) divided by (y) the number of calendar quarters the Project Committee has determined it will take to complete the clinical study that is the subject of Work Statement NB-3 and lock the study database and transfer the study database to Radius in its then most recent determination delivered in accordance with Section 3.1(b).”

4. Representations and Warranties of Radius. Sections 4.1-4.5 of the Agreement shall not apply to the transactions contemplated by this Amendment No. 1.  Sections 4.6-4.8 of the Agreement shall apply to the transactions contemplated by this Amendment No. 1.  Radius hereby confirms that the representation and warranties of Radius set forth in Sections 4.6-4.8 of the Agreement are true and correct in all material respects and that all conditions required to be performed by Radius under the terms of the Agreement prior to or on the Amendment Date have been performed.

5.  Representations and Warranties of NB.   Sections 5.1-5.8 of the Agreement shall apply to the transactions contemplated by this Amendment No. 1 and the Bonus Shares to be issued NB pursuant to this Amendment No. 1.  NB hereby confirms that the representations and warranties of NB set forth in Sections 5.1-5.8 of the Agreement are true and correct in all material respects on the Amendment Date.

6.  Closing Conditions of NB.  NB’s obligation to enter into this Amendment No. 1 on the Amendment Date is subject to the fulfillment on or before the Amendment Date of each of the following conditions, unless waived by NB:

6.1  Representations and Warranties.  The representations and warranties made by Radius in Section 4 shall be true and correct in all material respects as of the Amendment Date.

6.2  Covenants.  All covenants, agreements and conditions contained in this Amendment No,. 1 to be performed by Radius on or prior to the Amendment Date shall have been performed or complied with in all material respects as of the Amendment Date..

6.3  Certificates and Documents.  Radius shall deliver to NB a Certificate of the Secretary or an Assistant Secretary of Radius, dated as of the Amendment Date, certifying that attached thereto: (a) is a true and complete copy of the Charter, as amended by the Charter Amendment; (b) is a true and complete copy of the Radius By-Laws; and (c) is a true and complete copy of the resolutions of the Board of Directors and the stockholders of Radius authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby.

6.4  Compliance Certificate.  Radius shall have delivered to NB a certificate executed by the Chief Executive Officer of Radius on behalf of Radius, certifying the satisfaction of the conditions to the Amendment Date listed in Section 6.1.

7.  Closing Conditions of Radius.  Radius’ obligation to enter into this Amendment No. 1 on the Amendment Date is subject to the fulfillment on or before the Amendment Date of the following conditions, unless waived by Radius:

7.1  Representations and Warranties.  The representations and warranties made by NB in Section 5 shall be true and correct in all material respects as of the Amendment Date.

7.2  Covenants.  All covenants, agreements and conditions contained in this Amendment No. 1 to be performed by NB on or prior to the Amendment Date shall have been performed or complied with in all material respects as of the Amendment Date.

7.3  Charter Amendment.  Prior to the Amendment Date, the Charter Amendment shall have been duly authorized, executed and filed by Radius with and accepted by the Secretary of State of the State of Delaware.

7.4  Securities Laws.  Prior to the Amendment Date, Radius shall be satisfied that the offer and sale of the Bonus Shares pursuant to this Amendment No. 1 shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by Radius of all necessary blue sky law permits and qualifications required by any state, if any).

8.  Ratification.  Except to the extent expressly amended by this Amendment No. 1, all of the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Amendment No. 1.

9.  General.  Amendment No. 1 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

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IN WITNESS WHEREOF the parties have caused this Amendment No. 1 to be executed on their behalf by their duly authorized representatives as of the Amendment Date.

RADIUS HEALTH, INC.		NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S

	/s/ B. Nicholas Harvey		/s/ Thomas Nielsen
By:	B. Nicholas Harvey	By:	Thomas Nielsen
Title:	Chief Financial Officer	Title:	Chief Financial Officer

Notice Address		Notice Address
Radius Health, Inc.		Nordic Bioscience Clinical Development VII A/S
201 Broadway, 6th Floor		Herlev Hovedgade 207
Cambridge, MA 02139		2730 Herlev
USA		Denmark
Attn: President		Attn: Clinical Trial Leader & Medical Advisor /
Clinical Studies
Phone: 01.617.444.1834		Phone: 45.4452.5251
Fax: 01.617.551.4701		Fax: 45.4452.5251